NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 23, 2009 by and among COMSYS SERVICES LLC, a Delaware limited liability company (“COMSYS Services”), COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation (“COMSYS IT”), PURE SOLUTIONS, INC., a California corporation (“Pure Solutions”), PLUM RHINO CONSULTING, LLC, a Delaware limited liability company and successor in interest to Plum Rhino Consulting, LLC, a Georgia limited liability company (“Plum Rhino”), PRAEOS TECHNOLOGIES, LLC, a Delaware limited liability company and successor by merger to Praeos Technologies, Inc., a Georgia corporation (“Praeos”), ASET INTERNATIONAL SERVICES CORPORATION, a Virginia corporation (“ASET”), TAPFIN LLC, a Delaware limited liability company, formerly known as TWC Group Consulting, LLC (“TWC Acquisition Sub”; COMSYS Services, COMSYS IT, Pure Solutions, Plum Rhino, Praeos, ASET and TWC Acquisition Sub are referred to herein each individually as a “Borrower” and collectively as the “Borrowers”), COMSYS IT PARTNERS, INC., a Delaware corporation (“Holdings”), PFI LLC, a Delaware limited liability company (“PFI”), COMSYS IT CANADA, INC., a North Carolina corporation (“COMSYS Canada”), ECONOMETRIX, LLC, a Delaware limited liability company (“Econometrix”), COMSYS Services, acting in its capacity as borrowing agent and funds administrator for the Borrowers (in such capacity, the “Funds Administrator”), the financial institutions from time to time parties thereto (the “Lenders”), GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.), as administrative agent (the “Agent”), Sole Bookrunner and Sole Lead Arranger, ING CAPITAL LLC, as co-documentation agent, ALLIED IRISH BANKS PLC, as co-documentation agent, BMO CAPITAL MARKETS FINANCING, INC., as co-documentation agent (together with ING Capital LLC and Allied Irish Banks PLC, the “Co-Documentation Agents”), and GMAC COMMERCIAL FINANCE LLC, as syndication agent (the “Syndication Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, PFI, COMSYS Canada, Econometrix, the Agent, the Co-Documentation Agents, the Syndication Agent and each Lender are parties to that certain Credit Agreement dated as of December 14, 2005 (as the same has been, hereby is and may hereafter be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Credit Parties, the Agents and the Lenders desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended by this Amendment.

2. Amendments. Effective as of the Ninth Amendment Effective Date, upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is amended as set forth in this Section 2:

(a) The parties hereto desire to reduce the Revolving Loan Commitment from $160,000,000 to $110,000,000. Accordingly, in order to evidence the reduction in the Revolving Loan Commitment, the Commitment Annex affixed to the Credit Agreement as Annex A is deleted in its entirety and a new Annex A in the form of Exhibit A attached to this Amendment is substituted therefor (the “New Annex A”). The parties hereto hereby agree that (x) the Revolving Loan Outstandings on the date hereof are $63,027,522.06 and (y) the outstanding principal balance of the Term Loan as of the Ninth Amendment Effective Date is $0.00.

(b) Each Lender having a Revolving Loan Commitment Percentage, severally and not jointly, hereby agrees that the Lenders’ pro rata shares of the Revolving Loan Commitments as of the Ninth Amendment Effective Date, shall be as set forth on the New Annex A. To the extent necessary to give effect to the provisions of the preceding sentence, Allied Irish Banks PLC (the “Assigning Lender”) hereby agrees on the date hereof to sell and to assign to certain of the Lenders having Revolving Commitment Percentages hereunder (each Lender, in such capacity is referred to herein as an “Assignee Lender”), without recourse, representation or warranty (except as set forth below), and each Assignee Lender, severally and not jointly, hereby purchases and assumes from the Assigning Lender, a percentage interest in the Revolving Loan Commitment and the Revolving Loans in amounts required to give effect to the Revolving Loan Commitment Percentages on New Annex A. The Assigning Lender and the Assignee Lenders, severally and not jointly, hereby agree, on the Ninth Amendment Effective Date, to effect any inter-Lender transfers necessary to cause the Assigning Lender’s Revolving Loan Commitment Percentage to be reduced to zero and each Assignee Lender to hold the portion of the Revolving Loan Commitment set forth beside such Lender’s name on New Annex A. As a result of such assignments and acceptances, the Assigning Lender is absolutely released from any of such obligations, covenants and agreements, to the extent of its assigned shares of the Revolving Loan Commitment. Upon the effectiveness of the assignments and acceptances described in this Section 2(b), the Agent shall thereafter make all payments in respect of the interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee Lenders. The Lenders shall make all appropriate adjustments in payment for periods prior to the effectiveness of the assignment and acceptance described in this Section 2(b) by the Agent or with respect to the making of this assignment directly between themselves.

(c) Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by substituting the following definitions of the terms set forth below in lieu of the current version of such definitions contained in Section 1.1 of the Credit Agreement:

“Commitment Expiry Date” means March 31, 2012.

“Financing Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Notes, the Security Documents, the Information Certificate, the Fee Letter, any subordination agreement to be entered into among the Agent, the Borrowers and Holdings in connection with the Holdings Intercompany Loan, the Assignment of PS Purchase Agreement, the Collateral Assignment of Plum Rhino Purchase Agreement, the Collateral Assignment of Praeos Purchase Agreement, the Collateral Assignment of TWC Purchase Agreement, the Collateral Assignment of ASET Purchase Agreement, any fee letter between Merrill Lynch and any Borrower relating to the transactions contemplated hereby, any Swap Contract entered into between any Credit Party and any Eligible Swap Counterparty, and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently by a Credit Party with or in favor of the Agent or the Lenders in connection herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“LIBOR Margin” means from and after the Ninth Amendment Effective Date, three and three quarters percent (3.75%) per annum with respect to the Revolving Loans, the Term Loan and other Obligations.

“Prime Rate Margin” means from and after the Ninth Amendment Effective Date, two and three quarters percent (2.75%) per annum with respect to the Revolving Loans, the Term Loan and other Obligations.

“TWC Acquisition Sub” means TAPFIN LLC, a Delaware limited liability company, formerly known as TWC Group Consulting, LLC.

(d) Section 1.1. Section 1.1 of the Credit Agreement is hereby further amended by adding thereto the following defined terms and their respective definitions in the correct alphabetical order:

“ASET Purchase Agreement” means that certain Stock Purchase Agreement dated as of June 26, 2008 among COMSYS IT, Holdings, Kevin Hendzel, an individual, and Erika N. Hendzel, an individual, relating to the acquisition of ASET.

“Collateral Assignment of ASET Purchase Agreement” means that certain Collateral Assignment of Purchase Documents dated as of June 26, 2008 by and among COMSYS IT, Holdings and the Agent.

“Eighth Amendment” means that certain Eighth Amendment to Credit Agreement dated as of June 13, 2008 by and among the Borrowers and certain other Credit Parties, the Agent, the Co-Documentation Agents, the Syndication Agent and the Lenders.

“Ninth Amendment” means that certain Ninth Amendment to Credit Agreement dated as of the Ninth Amendment Effective Date by and among the Borrowers and certain other Credit Parties, the Agent, the Co-Documentation Agents, the Syndication Agent and the Lenders.

“Ninth Amendment Effective Date” means March 23, 2009.

“Permitted Joint Venture” means a limited partnership, corporation or limited liability company entered into by (or formed by, as the case may be) a Borrower or a Domestic Wholly-Owned Subsidiary of a Borrower with an unrelated, non-Affiliated third party on an arm’s length basis to engage in the joint undertaking of business, provided, that, (x) such business arrangements shall be conducted only through a legal entity whose liabilities are not (and will not become) by operation of law or otherwise deemed to be liabilities of such entity’s members, shareholders, partners or other investors (including, without limitation, the Credit Parties or their Subsidiaries) and (y) such business shall be in the same line of business as a Borrower or a Subsidiary of a Borrower, or any business reasonably related thereto.

(e) Section 1.1. Section 1.1 of the Credit Agreement is hereby further amended by deleting the defined terms “Adjustment Date” and “Pricing Table” and their respective definitions in their entirety.

(f) Section 2.1(e). The preamble of Section 2.1(e) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(e) All Prepayments. Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 2.3(f)(iv). All prepayments of a Loan shall be applied first to that portion of such Loan comprised of Prime Rate Loans and then to that portion of such Loan comprised of LIBOR Loans, in direct order of Interest Period maturities. All prepayments of the Term Loan shall be applied pro rata to the remaining installments thereof. Following the payment in full of the Term Loan, any remaining amounts required by Section 2.1(c)(ii), (iii) and (iv) to be used to prepay the Term Loan shall instead be applied as a repayment of the outstanding Revolving Loans (with any excess to be held by the Agent as cash collateral to be applied to repay future outstanding Revolving Loans as and when made), pro rata among all Lenders having a Revolving Loan Commitment Percentage. Notwithstanding anything to the contrary contained in this Section 2.1, each Lender holding a portion of the Term Loan may elect not to have such Lender’s Pro Rata Share of the Term Loan prepaid in the case of a mandatory prepayment pursuant clause (c) of this Section 2.1, by notice to Agent received one (1) Business Day prior to the date of such prepayment. The amount of any such prepayment which would have been applied to the Term Loan but for such elections shall be retained by the Borrowers.”

(g) Section 2.2(c)(iv). Section 2.2(c)(iv) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(iv) Upon repayment in full of the Term Loan, any amounts required by Section 2.1(c)(ii), (iii) and (iv) to be used to prepay the Term Loan shall instead be applied as a repayment of the outstanding Revolving Loans in accordance with Section 2.1(e).”

(h) Section 2.3(b). Section 2.3(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(b) Unused Line Fee. From and following the Ninth Amendment Effective Date, the Borrowers shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, an aggregate fee in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the average daily balance of the Revolving Loan Outstandings during the preceding quarter, multiplied by (2) three quarters of one percent (.75%) per annum. Such fee is to be paid quarterly in arrears on the first day of each calendar quarter.”

(i) Section 2.3(e). Section 2.3(e) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(e) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Prime Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Prime Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. Interest on all Prime Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.”

(j) Section 4.1(c). Section 4.1(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(c) (i) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate (it being understood that the Credit Parties shall only be required to complete and deliver the financial covenant calculations attached to the Compliance Certificate to the extent that the Borrowers are required to evidence compliance with the financial covenants set forth in Article VII hereof), (ii) [intentionally omitted], and (iii) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a reconciliation report in the form set forth in Exhibit F, with respect to the Borrowing Base Certificate most recently delivered to Agent pursuant to Section 4.1(m), the financial statements of the Credit Parties delivered to Agent, the Borrowers’ general ledger and/or the reports required pursuant to Section 4.1(o), in form and substance, and with such supporting detail and documentation, as may be reasonably requested by Agent;”

(k) Section 4.1(t). Section 4.1(t) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(t) copies of the most recent financial statements of any Permitted Joint Ventures;”

(l) Section 5.1(r). Section 5.1(r) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(r) intercompany Debt arising from loans made by a Borrower to COMSYS Canadian Sub in an aggregate amount not to exceed $500,000 at any time outstanding, reduced by the aggregate amount of all Investments not constituting Debt made by a Borrower pursuant to Section 5.8(m); provided, however, such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations; and”

(m) Section 5.4(e). Section 5.4(e) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(e) dividends or distributions by COMSYS IT to Holdings in an amount not to exceed $10,000,000 in the aggregate during the period commencing on the Ninth Amendment Effective Date and continuing through the remaining term of this Agreement, which are immediately used by Holdings to pay dividends to its stockholders and/or to repurchase shares of capital stock of Holdings from its stockholders, so long as:

(i) immediately before giving effect thereto, no Default or Event of Default has occurred and is continuing and no Default or Event of Default would arise as a result of such Restricted Distribution;

(ii) after giving effect to such Restricted Distribution, the Borrowers shall have Net Borrowing Availability of not less than $30,000,000 (provided, that, for purposes of determining Net Borrowing Availability solely with respect to this Section 5.4(e)(ii), the Permanent Reserve shall not be deducted in the calculation of the Borrowing Base); and

(iii) after giving effect to such Restricted Distribution, the Fixed Charge Coverage Ratio for the most recent four (4) fiscal quarter period ended for which financial statements have been delivered hereunder is no less than 1.20 to 1.00;”

(n) Section 5.7(b). Section 5.7(b) of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (iii), (ii) deleting the period at the end of clause (iv) thereof and substituting “; and” therefor and (iii) adding new clause (v) thereto immediately following clause (iv) thereof as follows:

“(v) transfers of property by a Guarantor to a Borrower or by a Borrower to any other Borrower; provided, the Borrower receiving such property has complied with Section 4.9.”

(o) Section 5.8. Section 5.8 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (l), (ii) deleting the period at the end of clause (m) thereof and substituting “; and” therefor and (iii) adding new clause (n) thereto immediately following clause (m) thereof as follows:

“(n) Investments in Permitted Joint Ventures in an aggregate amount with respect to all Permitted Joint Ventures not to exceed $500,000 at any one time outstanding; provided, however, that any Investments constituting Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations.”

(p) Section 5.8. The last sentence of Section 5.8 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Without limiting the generality of the foregoing, such Credit Party will not, and will not permit any Subsidiary to, (i) acquire or create any Subsidiary (other than in connection with a Permitted Acquisition) or (ii) engage in any joint venture or partnership with any other Person (other than Permitted Joint Ventures).”

(q) Exhibit C to Credit Agreement — Compliance Certificate. Exhibit C to the Credit Agreement is hereby deleted in its entirety and Exhibit C attached hereto is substituted in lieu thereof.

3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) delivery to the Agent of this Amendment executed by each Credit Party that is a party hereto, the Agent and the Lenders in form and substance reasonably satisfactory to the Agent;

(b) delivery to the Agent of an updated Information Certificate executed by each Borrower, in form and substance reasonably satisfactory to the Agent;

(c) delivery to the Agent of original Third Amended and Substituted Revolving Loan Notes executed by the Borrowers in favor of each Lender whose Revolving Loan Commitment Amount shall be reduced as a result of this Amendment, if requested by such Lender;

(d) delivery to Agent of evidence that TWC Group Consulting, LLC has changed its name to TAPFIN LLC (which such evidence shall include a file stamped Amendment to the Certificate of Formation certified by the Secretary of State of the State of Delaware);

(e) the Borrowers shall have paid (and the Borrowers hereby covenant and agree to pay) to the Administrative Agent in immediately available funds, for the benefit of each Lender that has delivered an executed signature page to this Amendment on or prior to the date hereof (each a “Signing Lender”), a fee in an amount equal to one and one quarter percent (1.25%) of the Revolving Loan Commitment Amount held by such Signing Lender as of the Ninth Amendment Effective Date (after giving effect to this Amendment and the reduction of the Revolving Loan Commitment provided for herein), which fee shall be non-refundable for any reason and fully earned and payable as of the date hereof;

(f) the truth and accuracy of the representations and warranties contained in Section 4 hereof; and

(g) no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

4. Representations and Warranties. Each Credit Party that is a party hereto hereby represents and warrants to the Agent and each Lender as follows:

(a) the representations and warranties of the Borrowers and the other Credit Parties contained in the Financing Documents are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty (i) relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or (ii) is qualified by materiality or has Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects;

(b) the execution, delivery and performance by such Credit Party of this Amendment are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official (other than (i) routine corporate, tax, ERISA, intellectual property, environmental filings and other filings from time to time necessary in connection with the conduct of such Credit Party’s business in the ordinary course, and (ii) recordings and filings in connection with the Liens granted to the Agent under the Financing Documents) and do not violate, conflict with or cause a breach or a default under any provision of applicable Law or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such failures to file, violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect;

(c) this Amendment constitutes the valid and binding obligation of the Credit Parties that are parties hereto, enforceable against such Persons in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles; and

(d) no Default or Event of Default exists or will result from the transactions contemplated herein.

5. No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Financing Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Financing Documents. Except as amended or consented to hereby, the Credit Agreement and other Financing Documents remain unmodified and in full force and effect. All references in the Financing Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.

6. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7. Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

8. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH CREDIT PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED C/O THE FUNDS ADMINISTRATOR AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

9. WAIVER OF JURY TRIAL. EACH CREDIT PARTY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

10. Counterparts; Integration. This Amendment may be executed and delivered via facsimile, email or similar electronic transmission with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

11. Reaffirmation. Each of the Credit Parties that is a party hereto, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Financing Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Financing Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Financing Documents remains in full force and effect and is hereby ratified and reaffirmed, subject to the amendments, consents and waivers set forth herein. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders or constitute a waiver of any provision of any of the Financing Documents (except as expressly set forth herein) or serve to effect a novation of the Obligations.

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signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWERS:

COMSYS SERVICES LLC, a Delaware limited liability company, as the Funds Administrator and as a Borrower

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

COMSYS INFORMATION TECHNOLOGY SERVICES, INC., a Delaware corporation, as a Borrower

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

PURE SOLUTIONS, INC., a Delaware corporation, as a Borrower

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

PRAEOS TECHNOLOGIES, LLC, a Delaware limited liability company

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWERS (CONT.):

PLUM RHINO CONSULTING, LLC, a Delaware limited liability company

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

TAPFIN LLC, a Delaware limited liability company, formerly known as TWC Group Consulting, LLC

By:	______________________________
Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

ASET INTERNATIONAL SERVICES CORPORATION, a Virginia corporation

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

OTHER CREDIT PARTIES:

COMSYS IT PARTNERS, INC., a Delaware corporation

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

PFI LLC, a Delaware limited liability company

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

COMSYS IT CANADA, INC., a North Carolina corporation

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

ECONOMETRIX, LLC, a Delaware limited liability company

By: Name:	David L. Kerr

Title: Senior Vice President – Corporate Development

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

AGENT AND LENDER:

GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.), as Agent and a Lender

By: Name:

Title: Its Duly Authorized SignatoryIN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LENDERS:

GMAC COMMERCIAL FINANCE LLC, as Syndication Agent and as a Lender

By: Name: Title:	Thomas Brent Director

ING CAPITAL LLC, as Co-Documentation Agent and as a Lender

By: Name: Title:	Daryn K. Venéy Vice President

ALLIED IRISH BANKS PLC, as Co-Documentation Agent and as a Lender

By: Name: Title:
By: Name: Title:

CAPITAL ONE LEVERAGE FINANCE CORP., formerly known as North Fork Business Capital Corporation, as a Lender

By: Name: Title:

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LENDERS (CONT.):

AIB DEBT MANAGEMENT, LIMITED, as a Lender

By: Name: Title:
By: Name: Title:

BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By: Name: Title:

EXHIBIT A

Annex A

Commitment Annex

Lender	Revolving Loan Commitment Amount	Revolving Loan Commitment Percentage	Term Loan Commitment Amount	Term Loan Commitment Percentage

GE Business Financial Services Inc.	$32,931,250.00	29.9375000%	$0.00	N/A

GMAC Commercial Finance LLC	$27,387,500.00	24.8977273%	$0.00	N/A

ING Capital LLC	$15,881,250.00	14.4375000%	$0.00	N/A

Capital One Leverage Finance Corp.	$10,000,000.00	9.0909091%	$0.00	N/A

Allied Irish Banks plc	$0.00	N/A	$0.00	N/A

BMO Capital Markets Financing, Inc.	$23,800,000.00	21.6363636%	$0.00	N/A

TOTALS	$110,000,000.00	100%	$0.00	N/A